Exhibit 10.9

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Execution Version

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 8, 2020, between The Trustees of Columbia University in the City of New York, a New York corporation (“Columbia”), and Kures Inc., a Delaware corporation (the “Corporation”).

A. Concurrently with the execution of this Agreement, Columbia is entering into an Exclusive License Agreement with the Corporation (the “License Agreement”), pursuant to which Columbia is licensing the rights to certain technology to the Corporation.

B. In partial consideration for the execution and delivery of the License Agreement by Columbia, the Corporation has agreed to issue to Columbia certain shares of the Corporation’s capital stock in accordance with the terms and conditions of this Agreement.

C. In consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement agree as follows:

SECTION 1. Sale of the Shares.

1.1 Authorization of the Sale of Shares. The Corporation has authorized the issuance and sale to Columbia of (a) an aggregate of [***] shares (the “Initial Shares”) of the Corporation’s common stock, 0.0001 par value (the “Common Stock”), representing 5% of the Common Stock on a Fully-Diluted Basis (as hereinafter defined), and (b) such number of Funding Shares (as hereinafter defined and, together with the Initial Shares, the “Shares”) as may be issuable pursuant to Section 5.1, in each case at a price per share equal to the fair market value of each such share, which price shall be deemed paid in partial consideration for the execution and delivery by Columbia of the License Agreement.

1.2 Sale of the Initial Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, the Corporation will issue and sell to Columbia, and Columbia will purchase from the Corporation, at the Closing (as hereinafter defined) the Initial Shares.

1.3 Closing. The closing of the purchase and sale of the Initial Shares (the “Closing”) shall be held as promptly as practicable following the execution and delivery of this Agreement by e-mail exchange of signatures, or in such other manner as may be mutually agreed upon by the parties, upon a date (the “Closing Date”) to be mutually agreed upon by the parties, and in any event within 10 days following the date hereof.

SECTION 2. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and covenants and agrees with, Columbia as of the date of this Agreement and as of the Closing Date, as follows:

2.1 Organization and Good Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as presently proposed to be conducted and to execute, deliver and perform this Agreement and the License Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated by the Transaction Documents. True, correct and complete copies of the Certificate of Incorporation and By-laws of the Corporation are annexed to this Agreement as Exhibit 2.1. The Corporation is authorized to do business and is in good standing as a foreign corporation in each jurisdiction the laws of which require it to be so qualified.

2.2 Capitalization.

(a) Authorized and Outstanding Shares. Immediately prior to consummation of the purchase and sale of the Initial Shares at the Closing, (i) the authorized capital stock of the Corporation shall consist of [***] shares of Common Stock and [***] shares of Preferred Stock, par value $0.0001 per share, of which [***] and [***] shares of Common Stock and Preferred Stock, respectively, shall be issued and outstanding, and (ii) all of such issued and outstanding shares will have been duly authorized, validly issued, fully paid and non-assessable. After giving effect to the issuance of the Initial Shares, the Initial Shares will constitute 5% of the outstanding shares of Common Stock on a Fully-Diluted Basis. “Fully-Diluted Basis” shall mean that the total number of outstanding shares of Common Stock shall be calculated to include, in addition to such outstanding shares and without double counting, (i) the shares of Common Stock issuable upon exercise, exchange and/or conversion of all of the following securities (collectively, “Common Stock Equivalents”): all (A) securities convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, “Convertible Securities”); provided that convertible debt, SAFEs and other contractual rights and instruments (excluding preferred stock) or any portion thereof providing for the issuance of capital stock upon conversion of, or otherwise in respect of, funds advanced and/or interest thereon (“Convertible Debt”) shall not be included within the term “Convertible Securities” until the earlier of the time that (1) shares of capital stock or other Common Stock Equivalents of the Corporation have been issued or otherwise become effective in respect of such Convertible Debt, or portion thereof, and (2) the number of shares of capital stock of the Corporation, and/or the number of other Common Stock Equivalents issuable or to become effective in respect of such Convertible Debt or portion thereof is or becomes a specific number of shares or share equivalents, (B) subscriptions, rights, options and warrants to acquire shares of Common Stock, whether or not then exercisable (collectively, “Options”), and (C) securities convertible into or exchangeable or exercisable for Options or Convertible Securities and any such underlying Options and/or Convertible Securities, in each case, whether or not then convertible, exchangeable and/or exercisable, and (ii) the maximum number of shares of Common Stock, whether in the form of such shares or Common Stock Equivalents, issued, set aside, allocated or designated as issuable to management, employees or consultants of the Corporation pursuant to any stock option plan, restricted stock plan or otherwise (“Equity Allocations”). The foregoing definitions of “Fully-Diluted Basis,” “Common Stock Equivalents,” “Convertible Securities,” “Convertible Debt,” “Options,” and “Equity Allocations” shall also be deemed to include, on a Common Stock equivalent basis, all securities and rights that are economically similar to, or defined with reference to, capital stock or Common Stock Equivalents (including, without limitation, any phantom stock, stock appreciation rights, restricted stock units or other such rights), in each case, whether or not then convertible, exchangeable and/or exercisable.

(b) Holders; Options. Schedule 2.2(b) annexed to this Agreement contains a true, correct and complete list of (i) the holders of the issued and outstanding shares of capital stock of the Corporation, including the number, class and, if applicable, series, of the shares held by each such holder, and (ii) the outstanding Common Stock Equivalents and each other contract, agreement, instrument, arrangement, understanding or proposed transaction pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock, any Common Stock Equivalents or other securities of the Corporation, including the number, class and, if applicable, series of such shares and/or other securities and the holders of such securities or other persons entitled to the benefit of any of the foregoing. Except as provided in this Agreement or as listed on Schedule 2.2(b), (A) there is no preemptive right, anti-dilution right, right of first refusal, right of first offer, right of first negotiation or any other similar right of any stockholder of the Corporation or other person or entity, to purchase or otherwise acquire securities of the Corporation, pursuant to any provision of law, the Certificate of Incorporation or By-laws of the Corporation, any agreement to which the Corporation is a party, or otherwise (collectively, “Preemptive Rights”), (B) the issuance and sale of the Shares will not result in the creation of any restriction or Lien under any contract, agreement, instrument, arrangement or understanding (including, without limitation, any proxy, voting agreement, voting trust, stockholders’ agreement, registration rights agreement, stock purchase agreement, investor rights agreement, stock option plan, restricted stock plan or any similar arrangement) with respect to any capital stock or other securities of the Corporation (whether or not outstanding), except as described in the Certificate of Incorporation of the Corporation or this Agreement, and (C) there is no judgment, order, writ, injunction or decree or law, rule or regulation (other than federal and state securities laws, rules and regulations) that restricts the transfer of the shares of capital stock of the Corporation. As used in this Agreement, “Lien” shall mean any security interest, mortgage, pledge, lien, charge or other encumbrance.

2.3 Authorization of Transaction Documents and the Shares.

(a) Agreements. The execution, delivery and performance by the Corporation of, and the consummation by the Corporation of the transactions contemplated by, the Transaction Documents have been duly authorized by all requisite corporate action by or on behalf of the Corporation, and each of the Transaction Documents constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Shares. The offer, sale, issuance and delivery of the Shares have been duly authorized by all requisite corporate action by or on behalf of the Corporation and when so issued, sold and delivered, the Shares will be validly issued, fully paid and nonassessable and not subject to any Preemptive Rights.

2.4 No Conflict. The execution, delivery and performance of, and the consummation of the transactions contemplated by, the Transaction Documents, including, without limitation, the offer, sale, issuance and delivery of the Shares pursuant to this Agreement, have not resulted and will not result in (a) any violation of, or default under, or conflict with, or constitute, with or without the passage of time and/or the giving of notice, any violation of, or default under or give rise to any right of termination, cancellation or acceleration under (i) any term or provision of the Corporation’s Certificate of Incorporation or By-laws, (ii) any term or provision of any (A) contract, agreement, instrument, arrangement or understanding, or (B) judgment, order, writ, injunction or decree of any court, government agency or any arbitrator, in each case, to which the Corporation is a party or by which it or its properties or assets are bound, or (iii) any statute, rule or regulation applicable to the Corporation or its properties or assets, or (b) the creation of any Lien upon any of the properties or assets of the Corporation.

2.5 Consents and Approvals. No consent, approval, waiver or authorization of, or designation, declaration or filing with, any court, governmental authority or instrumentality or arbitrator or any other person or entity is required in connection with the valid execution, delivery and performance of, and the consummation of the transactions contemplated by, any of the Transaction Documents by or on behalf of the Corporation, including, without limitation, the offer, sale, issuance or delivery of the Shares, except qualification of the offer and sale of the Shares under applicable federal and state securities or blue sky laws, rules and regulations (or the filing of any notice or taking such action as may be necessary to secure an exemption from qualification, if available, under federal and state securities or blue sky laws), which qualifications, notice filings and other action, if required, will be duly accomplished in a timely manner.

2.6 Offering. Subject to the accuracy of Columbia’s representations in Section 3, the offer and sale of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and in compliance with all applicable state securities or blue sky laws, rules and regulations.

2.7 Litigation. There is no action, suit, proceeding or investigation pending against the Corporation or its assets or properties before any court, governmental agency or instrumentality or arbitrator (nor, to the Corporation’s knowledge, is there any basis for, or threat of, any of the foregoing). The Corporation is not a party or subject to the provisions of any judgment, order, writ, injunction or decree of any court, government agency or instrumentality or arbitrator. There is no action, suit, proceeding or investigation by the Corporation currently pending or which the Corporation currently intends to initiate.

2.8 Brokers or Finders. Columbia has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Corporation, any liability for any brokerage or finder’s or agent’s fee or commission or any similar charges in connection with the Transaction Documents.

2.9 Columbia Adverse Effect.

(a) Columbia Adverse Effect. The Corporation acknowledges that Columbia has advised the Corporation that Columbia would not be entering into this Agreement or any of the Transaction Documents if any of the following effects (each, a “Columbia Adverse Effect”) would arise out of the relationship between the Corporation and Columbia: any effect that is (or if publicly disclosed would be) adverse or harmful to Columbia’s status or reputation or its relationships with the public, the community, governmental agencies or entities, its students, its faculty, its employees, its alumni, its trustees or other constituencies. By way of illustration, but not limitation, the following would reasonably be expected to have a Columbia Adverse Effect:

(i) any past or present material violation of any law, rule or regulation, judgment, order, writ, injunction or decree (including, without limitation, any violation constituting fraud, perjury, a breach of any securities law, rule or regulation or a breach of fiduciary duty) by a Related Party (as defined below) or by any person or entity that was formerly a Related Party, if such violation by a former Related Party was in any way related to the Corporation, such person’s or entity’s relationship with the Corporation or such person’s or entity’s ownership of securities of the Corporation;

(ii) any past or present material professional misconduct or malpractice by any Related Party or by any person or entity that was formerly a Related Party, if such misconduct or malpractice by a former Related Party was in any way related to the Corporation, such person’s or entity’s relationship with the Corporation or such person’s or entity’s ownership of securities of the Corporation;

(iii) any matter constituting a material breach by the Corporation of any of its representations and warranties contained herein; or

(iv) any allegations as to any matter described in subsections (i), (ii) or (iii) above.

(b) Related Party. For purposes of this Section 2.9, “Related Party” shall mean the Corporation or any of the Corporation’s officers, directors, employees, stockholders or affiliates, including any person or entity that is an officer, director, employee, stockholder or affiliate after giving effect to the transactions contemplated by this Agreement and the Transaction Documents (or any immediate family member of any such officer, director, individual stockholder or affiliate).

(c) Disclosure. The Corporation has completely and accurately disclosed to Columbia any and all matters of which the Corporation has knowledge as of the date of this Agreement (i) of the type described in subsections (a)(i), (a)(ii) or (a)(iv) above and (ii) which would reasonably be expected to have a Columbia Adverse Effect.

2.10 Full Disclosure. No representation or warranty of the Corporation contained in any of the Transaction Documents (as qualified by the schedules hereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

SECTION 3. Representations and Warranties of Columbia. Columbia represents and warrants to, and covenants and agrees with, the Corporation, as of the date hereof and as of the Closing Date, as follows:

3.1 Investment Intent. Columbia is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

3.2 No Public Market. Columbia understands that the Shares have not been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. Columbia acknowledges that reliance on said exemptions is predicated in part on the accuracy of Columbia’s representations and warranties contained in this Agreement. Columbia acknowledges and agrees that, subject to the other provisions of this Agreement, (a) the Shares being acquired by it hereunder must be held by Columbia indefinitely unless a subsequent disposition of the Shares is registered or qualified under the Securities Act and applicable state securities laws or is exempt from such registration or qualification, (b) there is no public market for the Shares, and (c) there can be no assurance that any such market will ever develop.

3.3 Economic Risk. Columbia has no present need for liquidity in its investment in the Corporation and is able to bear the risk of that investment for an indefinite period and to afford a complete loss of that investment.

3.4 Accredited Investor. Columbia is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

3.5 Brokers or Finders. The Corporation has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Columbia, any liability for any brokerage, finder’s or agent’s fee or commission or any similar charges in connection with the Transaction Documents.

SECTION 4. Conditions Precedent to Closing.

4.1 Conditions Precedent to Closing by Columbia. The obligations of Columbia to purchase and pay for the Initial Shares at the Closing are subject to the satisfaction of the following conditions on or prior to the Closing:

(a) Corporate Proceedings; Consents, Etc. All corporate and other proceedings to be taken and all consents, approvals, waivers, authorizations, designations, declarations or filings to be obtained or made by or on behalf of the Corporation on or prior to the Closing in connection with execution, delivery and performance of, and the consummation of the transactions contemplated by, the Transaction Documents shall have been taken or obtained and all documents relating to such matters shall be satisfactory in form and substance to Columbia, which shall have received all such originals or certified or other copies of such documents as it may reasonably request.

(b) Representations; No Breach. The representations and warranties of the Corporation contained in this Agreement shall be true and correct on and as of the Closing as if made on such date, and the Corporation shall not have breached any of its representations, warranties, covenants or agreements contained in any of the Transaction Documents.

(c) Blue Sky Matters. All notices, consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or blue sky laws, rules and regulations in connection with the issuance, offer, sale and delivery of the Shares shall have been obtained or effected (except for the filing of any notice following the Closing or in connection with any issuance of Funding Shares, as the case may be, which may be required following the Closing under applicable state securities or blue sky laws, rules and regulations, all of which will be duly and timely filed).

(d) Deliveries. The Corporation shall have delivered to Columbia (i) duly executed counterparts of the License Agreement, together with any schedules and exhibits to such agreement, and any other Transaction Documents required to be executed and delivered on or prior to the Closing Date, (ii) a certificate of the President or a Vice President of the Corporation as to (A) the Certificate of Incorporation and By-laws of the Corporation and resolutions of the Board of Directors of the Corporation with respect to the Transaction Documents, and (B) the satisfaction of the conditions set forth in this Section 4, and (iii) a certificate of an executive officer or officers of the Corporation as to the incumbency of each officer of the Corporation executing any of the Transaction Documents.

4.2 Conditions Precedent to Closing by the Corporation. The obligations of the Corporation to issue and sell the Initial Shares at the Closing are subject to the satisfaction of the following conditions on or prior to the Closing:

(a) Corporate Proceedings. The execution, delivery and performance by Columbia of, and the consummation by Columbia of the transactions contemplated by, the Transaction Documents shall have been duly authorized by all requisite corporate action by or on behalf of Columbia.

(b) Representations; No Breach. The representations and warranties of Columbia contained in this Agreement shall be true and correct on and as of the Closing as if made on such date, and Columbia shall not have breached any of its representations, warranties, covenants or agreements contained in any of the Transaction Documents.

(c) Deliveries. Columbia shall have delivered to the Corporation duly executed counterparts of the License Agreement, together with any schedules and exhibits to such agreement, and any other Transaction Documents to which Columbia is a party and which are required to be executed and delivered on or prior to the Closing Date.

SECTION 5. Anti-Dilution Rights.

5.1 Funding Shares.

(a) Issuance of Funding Shares.

The Corporation shall, from time to time, issue to Columbia additional shares of Common Stock (the “Funding Shares”), at a per share price equal to the then fair market value of each such share, which price shall be deemed to have been paid in partial consideration for the execution, delivery and performance by Columbia of the License Agreement, such that the Common Stock held by Columbia (excluding any securities purchased pursuant to Section 5.2 or otherwise or issuable, directly or indirectly, in respect of any such purchased securities) shall equal [***]% of the Common Stock, on a Fully-Diluted Basis, at all times up to and through the achievement of the Funding Threshold (as hereinafter defined). The “Funding Threshold” shall mean the time (following the date of this Agreement) at which the Corporation has completed (i)

the final closing of any series or subseries of its Series A Preferred Stock, whether pursuant to that certain Preferred Stock Purchase Agreement, dated August 28, 2019, by and among the Corporation and the investors named therein, as the same may be amended or otherwise modified from time to time or otherwise (the “Purchase Agreement”), including, without limitation, the sale of the Corporation’s Series A-2 Preferred Stock following the occurrence of the Series A-2 Milestone Events (as defined in the Purchase Agreement) in the amount set forth on Exhibit A-2 of the Purchase Agreement; or (ii) a financing or a series of related financings in which it has sold and issued shares of its capital stock with aggregate gross cash proceeds to the Corporation of at least $[***], whichever of clause (i) or (ii) results in the issuance of a greater number (after adjusting for any capital changes) of Funding Shares to Columbia. For the avoidance of doubt, if clause (ii) of the preceding sentence is applicable and the Corporation has issued and sold shares of its capital stock for gross cash proceeds in excess of the Funding Threshold, Funding Shares shall only be issued in respect of the issuance of shares (and Common Stock Equivalents, if applicable) up to and through the Funding Threshold, and no Funding Shares shall be issued in respect of shares (and Common Stock Equivalents, if applicable) issued for gross proceeds in excess of the Funding Threshold. The amount of any Convertible Debt (or any portion thereof) that is not included within the term Convertible Securities pursuant to Section 2.2(a) shall not be counted towards the Funding Threshold until such Convertible Debt (or portion thereof) is included within the term Convertible Securities. With respect to the financing in which the Funding Threshold is exceeded, any shares or other Common Stock Equivalents issued upon conversion of or otherwise in respect of any such Convertible Debt shall be deemed to have been issued prior to any other shares or other Common Stock Equivalents issued in such financing on a “first in first out” basis, based on the time that the initial funds were advanced in respect thereof.

(b) Fractional Shares. The Corporation shall not issue fractional shares upon any issuance of the Funding Shares, but shall round the number of Funding Shares to the nearest whole share.

(c) Payment of Taxes. The Corporation shall pay all stamp, transfer and recording taxes and other similar governmental charges, if any, that are imposed in respect of the issuance, sale or delivery of the Funding Shares. The Corporation shall not be required, however, to pay any such tax or other charge imposed solely as a result of any transfer involved in the issue of any certificate for Funding Shares in any name other than that of Columbia.

(d) Documentation; Officer’s Certificates. Upon each issuance of Funding Shares hereunder, the Corporation (i) shall be deemed to have remade, as of the date of, and after giving effect to, such issuance, the representations and warranties of the Corporation set forth in Sections 2.3, 2.4, 2.5 and 2.6 hereof; and (ii) shall furnish to Columbia (A) a certificate representing such shares; and (B) a certificate of the President or a Vice President of the Corporation, dated the date of such issuance, stating that (1) such issuance is in full compliance with the provisions of this Section 5.1; (2) no additional Funding Shares are required to be issued as of such date; and (3) the amount of the aggregate gross cash proceeds raised by the Corporation from the sale of capital stock as of such date. Promptly following Columbia’s request, the Corporation shall furnish Columbia with such additional information as Columbia may reasonably request relating to any issuances of Common Stock and Common Stock Equivalents through the attainment of the Funding Threshold, including, without limitation, capitalization schedules and copies of all agreements and other documentation relating to such issuances of Common Stock and Common Stock Equivalents.

5.2 Participation Rights. If the Corporation proposes to sell any equity securities or securities or contractual rights that are convertible into equity securities of the Corporation (“New Securities”), then the Columbia and/or its Assignee (as defined below) will have the right to purchase up to [***]% of the New Securities issued in each offering on the same terms and conditions as are offered to the others in each such financing. The Corporation shall provide Columbia, and any Assignee of which the Corporation has notice, with thirty days’ advance written notice of each such financing, including reasonable detail regarding the terms and purchasers in the financing. The term “Assignee” means (a) any entity to which Columbia’s participation rights under this Section 5.2 have been assigned either by Columbia or another entity, or (b) any entity that is controlled by Columbia. The participation rights in this Section 5.2 shall not be applicable to (i) Exempted Securities (as defined in the Corporation’s Certificate of Incorporation, as may be amended and/or restated from time to time (the “Restated Certificate”); (ii) shares of Common Stock issued in the Corporation’s first underwritten public offering of its Common Stock under the Securities Act (the “IPO”); and (iii) the issuance of Milestone Shares (as defined in the Purchase Agreement). Notwithstanding the foregoing, the Corporation may elect to give notice to Columbia, and any Assignee of which the Corporation has notice, within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price and terms of the New Securities. Columbia or, if applicable, its Assignee shall have twenty (20) days from the date notice is given to elect to purchase up to [***]% of such New Securities issued in such offering on the same terms and conditions as are offered to the others in such financing.

5.3 Additional Interests. No additional shares of capital stock or other securities of the Corporation shall be issued, sold or exchanged in any transaction covered by Section 5.1 unless and until the Corporation has complied with the applicable requirements of such Section.

5.4 Termination of Rights. The rights under Section 5.2 shall terminate (i) immediately before the consummation of the IPO, (ii) when the Corporation first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate.

SECTION 6. Other Covenants of the Corporation and Columbia.

6.1 Interested Transactions. The Corporation shall not buy, sell or lease any property or assets from, borrow from or lend to, or deal with or enter into any other transaction or agreement with any stockholder, officer or director, or any relative or affiliate of any of the foregoing, other than as approved by a majority of the disinterested directors of the Corporation and on terms no less favorable to the Corporation than could be obtained in an arm’s-length transaction with an unaffiliated third party.

6.2 Financial Statements. The Corporation shall furnish to Columbia (a) for each of the first three (3) quarters of the fiscal year, quarterly unaudited balance sheets and statements of income, stockholders’ equity and cash flows of the Corporation for such quarter and the portion of the Corporation’s fiscal year then ended, setting forth the corresponding figures for such periods in the preceding year, if any, not later than 45 days after the end of each fiscal quarter, (b) annual unaudited financial statements, including a balance sheet and statements of income, stockholders’ equity and cash flows not later than 90 days after the end of each fiscal year, and (c) from time to time upon Columbia’s request, such additional financial or other information as Columbia may reasonably request. Any such financial statements shall be on a consolidated basis, if during the applicable reporting period the Corporation has any subsidiaries that are required to be consolidated with the Corporation for financial reporting purposes. Notwithstanding the preceding provisions of this Section 6.2, the Corporation shall furnish such quarterly and annual financial statements to Columbia on any earlier date upon which they are made generally available to the other stockholders of the Corporation, and the annual financial statements shall be audited, if audited financial statements are being provided to other parties. Notwithstanding anything else in this Section 6.2 to the contrary, the Corporation may cease providing the information set forth in this Section 6.2 during the period starting with the date sixty (60) days before the Corporation’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the Commission rules applicable to such registration statement and related offering; provided that the Corporation’s covenants under this Section 6.2 shall be reinstated at such time as the Corporation is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective. The covenants set forth in this Section 6.2 and in Sections 6.3 and 6.4 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Corporation first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Charter, whichever event occurs first.

6.3 Other Information. The Corporation shall deliver to Columbia promptly after the occurrence of any such event, written notice and a description of any default or other event, including any litigation, which would reasonably be expected to have a material adverse effect upon the Corporation, its financial condition, results of operations or business.

6.4 Books and Records; Inspection. The Corporation shall keep complete records and books of account and report under all terms and provisions of this Agreement in accordance with GAAP. At any time and from time to time, during regular business hours, the Corporation shall permit representatives of Columbia to examine and make copies of its records and books of account, to inspect its properties and to discuss its affairs with its officers, directors and independent accountants; provided, however, that the Corporation shall not be obligated pursuant to this Section 6.4 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Corporation and its counsel.

6.5 Corporate Existence; No Impairment. The Corporation shall maintain the Corporation’s corporate existence and any material qualifications to do business in any jurisdiction. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms and provisions to be observed or performed by it pursuant to this Agreement, but will at all times in good faith assist in the carrying out of all of such terms or provisions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Columbia under this Agreement against impairment. Notwithstanding the foregoing, nothing in this Section 6.5 shall prevent the Corporation from consummating a Deemed Liquidation Event, as such term is defined in the Restated Certificate.

6.6 Rule 144 Compliance. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) which may at any time permit the sale of the shares to the public without registration, 90 days after any registration statement covering a public offering of securities of the Corporation under the Securities Act shall have become effective and at all times thereafter when either the requirements of Rule 144(c)(1) are applicable to any of the Shares or the Corporation is not a reporting issuer described in Rule 144(c)(1), the Corporation agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (c) furnish to each holder of the Shares forthwith upon request a written statement by the Corporation as to Corporation’s compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Shares without registration; and (d) use the Corporation’s best efforts to satisfy the requirements of all such rules and regulations (including the requirements for current public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date after its first registered public offering.

6.7 Board Observer. Until the Funding Threshold has been attained, Columbia shall have the right, but not the obligation, from time to time to designate one individual (the “Board Observer”) who may attend and otherwise participate in (including, without limitation, by telephonic or internet conference) all meetings of the Board of Directors of the Corporation and committees thereof in a non-voting observer capacity, and the Corporation shall, upon request, provide the Board Observer copies of all notices, minutes, consents, and other materials that it provides to its directors (or committee members) with respect to such meetings at the same time as provided to such directors (or committee members); provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Corporation reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Corporation and its counsel or result in a conflict of interest. The Board Observer may, at his or her election, participate fully in discussions of matters brought to the Board of Directors or committees thereof. The intent of this Section 6.7 is to provide the Board Observer with all participation rights of directors (or committee members), other than the right to vote on matters brought before the Board of Directors of the Corporation or committees thereof. Columbia shall notify the Corporation as to the identity of the initial Board Observer and from time to time as to any Board Observer’s ceasing to serve in such capacity (which shall be in Columbia’s sole discretion) and as to the identity of any replacement for any previously designated Board Observer.

6.8 Co-Sale Rights. Columbia shall have the co-sale rights set forth in Section 2.2 of that certain Right of First Refusal and Co-Sale Agreement, dated August 28, 2019, by and among the Corporation and the investors and key holders named therein, as may be amended and/or restated from time to time (the “Co-Sale Agreement”) as if Columbia were a Major Investor (as defined in the Co-Sale Agreement). For the avoidance of doubt, the rights set forth in this Section 6.8 shall terminate and be of no further force or effect at the same time such rights terminate pursuant to the terms of the Co-Sale Agreement.

6.9 Stock Certificate. The Corporation shall deliver to Columbia a stock certificate representing the Initial Shares promptly following the Closing.

6.10 Confidentiality. Columbia agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Corporation) any confidential information obtained from the Corporation pursuant to the terms of this Agreement (including notice of the Corporation’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.10 by Columbia), (b) is or has been independently developed or conceived by Columbia without use of the Corporation’s confidential information, or (c) is or has been made known or disclosed to Columbia by a third party without a breach of any obligation of confidentiality such third party may have to the Corporation; provided, however, that Columbia may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in, and licensing arrangements with, the Corporation; (ii) to any Affiliate of Columbia or any Assignee in the ordinary course of business, provided that Columbia informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that Columbia, if permitted by law, promptly notifies the Corporation of such disclosure and takes reasonable steps, which shall not involve more than nominal expenditures by Columbia, to minimize the extent of any such required disclosure.

6.11 “Market Stand-off” Agreement. Columbia agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) days), or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 6.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the holder of the Shares only if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements. The underwriters in connection with the IPO are intended third party beneficiaries of this Section 6.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each holder of the Shares further agrees to execute such agreements in customary form as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 6.11 or that are necessary to give further effect thereto.

SECTION 7. Restrictions on Transfer.

7.1 Legend. Each certificate for the Shares and any shares of capital stock received in respect of the Shares, whether by reason of a stock split or share reclassification, a stock dividend on the Shares or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by law) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

7.2 Restrictions on Transfer. None of the Shares shall be sold, assigned, pledged, hypothecated or otherwise transferred or disposed of unless and until one of the following events shall have occurred:

(a) Compliance with the Securities Act. The Shares are transferred pursuant to and in conformity with Rule 144 (or any successor rule) or an effective registration statement filed with the Commission pursuant to the Securities Act or if, in the opinion (reasonably acceptable to the Corporation) of counsel to the holder of the Shares, such transfer or disposition is pursuant to a valid exemption from registration under the Securities Act; or

(b) Certain Transfers. The Shares are transferred to an affiliate of the transferor or a trust controlled by or for the benefit of the transferor or any affiliate of the transferor or any venture fund, hedge fund or similar fund managed or funded, in whole or in part, by transferor or any such affiliate or trust or in which transferor or any such affiliate or trust holds an interest (each, a “Permitted Transferee”) and such Permitted Transferee has delivered to the Corporation a written agreement making the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.4 and agreeing to be bound by the restrictions of this Section 7 with respect to the Shares so transferred.

7.3 Removal of Legend. Notwithstanding anything herein to the contrary, the restrictions imposed by this Section 7 on the transferability of any Shares shall cease and terminate as to any such Shares when such Shares are sold or otherwise disposed of (a) in compliance with Rule 144(b)(1) promulgated by the Commission under the Securities Act (or any successor rules); or (b) in accordance with the intended method of disposition set forth in a registration statement or such other method that does not require that the securities transferred bear the legend set forth in Section 7.1 hereof. Whenever the restrictions imposed by this Section 7 have terminated as described in the immediately preceding sentence or (in the opinion, reasonably acceptable to the Corporation, of counsel to the holder of the Shares) have otherwise terminated, a holder of a certificate for such Shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, as soon as practicable (and, in any event, no later than 10 days following such termination or delivery of such opinion to the Corporation, as the case may be), a new certificate not bearing the restrictive legend set forth in Section 7.1 hereof and not containing any other reference to the restrictions imposed by this Agreement.

SECTION 8. Survival. All representations and warranties shall survive the Closing indefinitely. All statements contained in a certificate or other instrument delivered by the Corporation pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Corporation under this Agreement. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

SECTION 9. Miscellaneous.

9.1 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party, the other party may proceed to protect and enforce its rights either by suit in equity by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

9.2 Successors and Assigns. This Agreement, and each of the provisions hereof, shall be binding upon, and inure to the benefit of, the Corporation and Columbia and their respective successors and assigns as to this Agreement or any such provision, including, without limitation, any Assignee.

9.3 Entire Agreement. This Agreement (including the schedules and exhibits to this Agreement) and other writings delivered pursuant to this Agreement or which form a part of this Agreement contain the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous arrangements or understandings with respect to such subject matter.

9.4 Notices. All notices, requests, consents and other communications to be given, delivered or otherwise made hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, by overnight courier, or duly sent by first class registered or certified mail, postage prepaid, addressed to such party to the address set forth below or such other address as may hereafter be designated in writing by either party by notice to the other:

(a) If to the Corporation, to:

9 Fairlawn Avenue

Dobbs Ferry, New York 10522

Attn: Chief Executive Officer

with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: [***]

(b) If to Columbia, to:

Executive Director

Columbia Technology Ventures

80 Claremont Ave. #4F

Mail Code 9606

New York, NY 10027-5712

with a copy to:

Office of the General Counsel

Columbia University

412 Low Memorial Library

535 West 116th Street, Mailcode 4308

New York, NY 10027

All such notices and other communications shall be deemed to have been received on the date of delivery.

9.5 Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except with the written consent of the Corporation and Columbia.

9.6 No Waiver. No waiver of any breach, term or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach, term or condition, whether of like or different nature.

9.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable under applicable law by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of the remaining provisions of this Agreement, subject to the following provisions of this Section 9.7. Subject to the discretion of such court, any invalid or unenforceable provision shall be reformed, amended and limited to the extent necessary to render such provision, as so reformed, amend and limited, valid and enforceable or, if such a reformation would not give effect to the original intention of the parties and the intended economic effect of such unenforceable provision, this Agreement (including any remaining provisions hereof) shall be reformed by such court in such a manner as may be necessary or advisable in order to give effect to the original intention of the parties and the intended economic effect of such unenforceable provision. If any such court declines to so reform this Agreement, the parties agree to renegotiate this Agreement in good faith so as to give effect to the original intention of the parties and the intended economic effect of such unenforceable provision.

9.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.9 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9.10 Construction. Except as the context may otherwise require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References to sections, schedules, and exhibits shall, unless otherwise specified, refer to the sections of, and the schedules and exhibits to, this Agreement. References to any agreement or document are to such agreement or document as amended, supplemented or otherwise modified from time to time.

9.11 Governing Law. This Agreement shall be governed by New York law applicable to agreements made and to be fully performed in the State of New York. The parties agree that any and all claims arising under this Agreement or relating thereto shall be heard and determined exclusively in the United States District Court for the Southern District of New York or in the courts of the State of New York located in the City and County of New York, and the parties agree to submit themselves to the personal jurisdiction of those courts and not to raise any objection to venue being had in those courts.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

COLUMBIA:	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

	By:	/s/ Orin Herskowitz
Name: Orin Herskowitz
Title: Exec Dir, CTV

CORPORATION:	KURES INC.

	By:	/s/ Srinivas Rao
Name: Srinivas Rao
Title: Chief Executive Officer

Each of the undersigned hereby consents to, and agrees (on its own behalf and on behalf of its direct or indirect transferees) to be bound by the provisions of Section 6.8 of the foregoing Agreement:

KEY HOLDERS:

/s/ Errol de Souza
Name: Errol de Souza

/s/ Andrew Kruegel
Name: Andrew Kruegel

/s/ Dalibor Sames
Name: Dalibor Sames

[Signature Page to Stock Purchase Agreement]

SAMUEL E. JAVITCH GST TRUST

By:	/s/ Peter Lebovitz
Name:	Peter Lebovitz
Title:	Trustee

JAVITCH 2018 TRUST

By:	/s/ Peter Lebovitz
Name:	Peter Lebovitz
Title:	Trustee

HEN FAMILY GST TRUST

By:	/s/ Elizabeth Isaacson
Name:	Elizabeth Isaacson
Title:	Trustee

HEN 2018 TRUST

By:	/s/ Elizabeth Isaacson
Name:	Elizabeth Isaacson
Title:	Trustee

[Signature Page to Stock Purchase Agreement]